Exhibit 99.1

PRESS RELEASE

Contact:

Nicole Estrin

Manager of Corporate Communications & IR

408-215-4572

nestrin@nuvelo.com

NUVELO ANNOUNCES EXTENSION AND EXPANSION OF KIRIN COLLABORATION

SUNNYVALE, Calif., September 15, 2004 /PRNewswire/ — Nuvelo, Inc. (Nasdaq: NUVO) today announced the extension and expansion of its research and development collaboration with the Pharmaceutical Division of Kirin Brewery Co., Ltd.

The amended agreement extends the term of the current collaboration to December 31, 2005 and expands the scope of the collaboration to include additional secreted protein genes from Nuvelo’s full-length gene portfolio. The collaboration is expected to foster further development of therapeutic candidates using Kirin’s proprietary site-directed transgenic mouse technology to identify and develop secreted proteins and associated antibodies with therapeutic utility.

“We are pleased to continue what has been a very successful relationship with Nuvelo,” said Toshifumi Mikayama, vice president of planning for Kirin. “Nuvelo’s novel gene sequences coupled with Kirin’s proprietary technologies have resulted in a discovery engine that has yielded promising results.”

“Our initial collaborative efforts have generated a number of exciting development leads,” said Dr. Walter Funk, vice president of research for Nuvelo. “We aim to advance at least one internal product candidate into IND-enabling studies this year as a result of this successful collaboration.”

Upcoming Events

Full data from Nuvelo’s Phase 2 alfimeprase trial in patients with acute peripheral arterial occlusion (PAO) will be featured in the ‘Advances in the Management of Arterial, Venous and Aortic Disease’ session at the upcoming TCT 2004 Scientific Symposium, September 30, 2004 in Washington, DC. The presentation will be given by one of Nuvelo’s principal investigators, Dr. Kenneth Ouriel, entitled, ‘Safety And Activity Of Alfimeprase For Catheter-Directed Thrombolysis In Patients With Lower Extremity, Acute Peripheral Arterial Occlusion: Report Of A Phase 2, Multi-Center, Multi-National, Open-Label, Dose-Escalation Study (NAPA-1).’

About Nuvelo

Nuvelo, Inc. is engaged in the discovery, development and commercialization of life improving therapeutics for the treatment of human disease. Nuvelo’s lead product candidate, alfimeprase, recently completed two Phase 2 trials in acute peripheral arterial occlusion and catheter occlusion. Additional programs include cardiovascular product candidates ARC183 and rNAPc2 and drug discovery focused on antibody targets and secreted proteins.

Information about Nuvelo is available at our Web site at www.nuvelo.com or by phoning 408-215-4000.

About Kirin

Kirin Brewery Co., Ltd, located in Tokyo, Japan, is the world’s foremost brewery. Its Pharmaceutical Division focuses on kidney diseases, cancers (including hematopoietic diseases), and immune-system/allergy-related diseases and has recently been focused on the areas of cell therapy and fully human antibodies. www.kirin.co.jp

This press release contains “forward-looking statements” regarding the development and commercialization of Nuvelo’s potential therapeutic products, which statements are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements are based on our management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, uncertainties relating to drug discovery, clinical development processes and the development and commercialization of our molecular diagnostics technology; changes in relationships with strategic partners and dependence upon strategic partners for the performance of critical activities under collaborative agreements; the impact of competitive products and technological changes; uncertainties relating to patent protection and regulatory approval; and uncertainties relating to our ability to obtain substantial additional funds required for progress in drug discovery and development. These and other factors are identified and described in more detail in Nuvelo filings with the SEC, including without limitation Nuvelo’s annual report on Form 10-K for the year ended December 31, 2003 and subsequent quarterly reports on Form 10-Q. We disclaim any intent or obligation to update these forward-looking statements.

###